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                                                                  Exhibit 99.(j)

                       Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the inclusion of our report dated January 28, 2000 in the Registration Statement (Form N-1A) of Select Ten Plus Fund, LLC filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-69843) and Amendment No. 2 under the Investment Company Act of 1940 (Registration No. 811-09179).



                                                               Ernst & Young LLP


Kansas City, Missouri
April 27, 2000